                                                              April 30, 2004

Board of Directors                                              Board of Directors
AAL Variable Product Series Fund, Inc.                          Thrivent Series Fund, Inc.
625 Fourth Avenue South                                         625 Fourth Avenue South
Minneapolis, Minnesota  55415                                   Minneapolis, Minnesota  55415

         Re:      Tax Opinion with Respect to the  Acquisition of the Assets of The  _______________  Portfolio,  a
                  Series  of  the  AAL  Variable  Product  Series  Fund,  Inc.,  by  the  Thrivent  _______________
                  Portfolio, a Series of the Thrivent Series Fund, Inc.

Ladies and Gentlemen:

         We are acting as counsel to AAL Variable Product Series Fund, Inc., a Maryland  corporation  ("AAL Fund"), in connection with the proposed transfer of the assets of the _______________  Portfolio ("Acquired Portfolio"),  a
series  of AAL Fund,  to the  Thrivent  _______________  Portfolio  (the  "Acquiring  Portfolio"),  a series of the
Thrivent Series Fund, Inc. ("Thrivent Fund"), a Minnesota  corporation,  solely in exchange for Acquiring Portfolio shares (the "Acquiring  Portfolio Shares") to be distributed to the Acquired Portfolio  shareholders in liquidation of the Acquired  Portfolio.  The  transactions  will occur  pursuant to the Agreement  and Plan of  Reorganization, dated as of November 12, 2003,  executed by the AAL Fund on behalf of the Acquired  Portfolio  and by Thrivent Fund on  behalf  of  the  Acquiring  Portfolio  (the  "Plan").  The  Plan  is  attached  as  Appendix  A  to  the  Proxy
Statement/Prospectus  included in the  Registration  Statement on Form N-14 under the  Securities  Act of 1933 (the
"Registration  Statement"),  filed by the Thrivent Fund with the Securities and Exchange  Commission.  This opinion is  rendered  pursuant  to  Section  8.5 of the Plan.  Capitalized  terms not  otherwise  defined  herein  have the meanings ascribed to them in the Agreement.

         In rendering our opinion,  we have examined the  Registration  Statement and the Plan and have,  with your permission,  relied  upon,  and  assumed as correct,  (i) the factual  information  contained  in the  Registration
Statement;  (ii) the  representations  and  covenants  contained in the Plan;  (iii) the  Acquiring  Portfolio  Tax
Representation  Certificate and the Acquired Portfolio Tax Representation  Certificate,  attached hereto as Annex A and Annex B,  respectively;  and (iv) such other  materials as we have deemed  necessary or  appropriate as a basis for our opinion.

         On the basis of the information,  representations  and covenants  contained in the foregoing materials and assuming the  Reorganization is consummated in the manner described in the Plan and the Proxy  Statement/Prospectus included in the Registration Statement, we are of the opinion that:

1.       The transfer of all of the Acquired  Portfolio's  assets in exchange for the  Acquiring  Portfolio  Shares and  the  assumption  by the  Acquiring  Portfolio  of the  Acquired  Portfolio's  liabilities  will  constitute  a
"reorganization"  within the meaning of Section  368(a)(1)(F)  of the  Internal  Revenue  Code of 1986,  as amended
("Code"),  and the  Acquired  Portfolio  and the  Acquiring  Portfolio  will each be a "party to a  reorganization"
within the meaning of Section 368(b) of the Code.

2.       No gain or loss will be  recognized  by the  Acquiring  Portfolio  upon the  receipt  of the assets of the
Acquired  Portfolio  solely in  exchange  for  Acquiring  Portfolio  Shares  and the  assumption  by the  Acquiring
Portfolio of the liabilities of the Acquired  Portfolio.  The holding period of Acquired  Portfolio assets received by the Acquiring  Portfolio  will include the period  during which such assets were held by the Acquired  Portfolio and the basis of the assets of the Acquired  Portfolio in the hands of the Acquiring  Portfolio will be the same as the basis of such assets in the hands of the Acquired Portfolio immediately prior to the Reorganization.

3.       No gain or loss will be  recognized  by the  Acquired  Portfolio  upon the  transfer  of its assets to the
Acquiring  Portfolio in exchange for Acquiring  Portfolio  Shares and the assumption by the Acquiring  Portfolio of liabilities  of the Acquired  Portfolio or upon the  distribution  (whether  actual or  constructive)  of Acquiring
Portfolio Shares to Acquired Portfolio shareholders in exchange for their shares of the Acquired Portfolio.

4.       No gain or loss will be recognized by the Acquired  Portfolio  shareholders  upon the exchange of Acquired
Portfolio shares for Acquiring Portfolio Shares.

5.       The  aggregate  tax  basis  for  the  Acquiring  Portfolio  Shares  received  by each  Acquired  Portfolio shareholder  pursuant to the  Reorganization  will be the same as the  aggregate  tax basis for Acquired  Portfolio shares held by such  shareholder  immediately  prior to the  Reorganization,  and the holding  period of  Acquiring
Portfolio  Shares to be received by each  Acquired  Portfolio  shareholder  will  include the period  during  which
Acquired  Portfolio shares  surrendered in exchange therefor were held by such shareholder  (provided such Acquired
Portfolio shares were held as capital assets on the date of the Reorganization).

6.       For  purposes  of Section  381 of the Code,  the  Acquiring  Portfolio  will be  treated  as the  Acquired
Portfolio  would  have been had  there  been no  reorganization.  Accordingly,  the  taxable  year of the  Acquired
Portfolio  will  not end on the  effective  date of the  Reorganization  and the  tax  attributes  of the  Acquired
Portfolio  will be taken into  account  by the  Acquiring  Portfolio  as if there had been no  reorganization.  The
Acquiring  Portfolio may continue to use the same taxpayer  identification  number  previously used by the Acquired
Portfolio.

         This  opinion  expresses  our views  only as to federal  income tax laws in effect as of the date  hereof, including  the Code,  applicable  Treasury  Regulations,  published  rulings and  administrative  practices  of the
Internal  Revenue Service (the "Service") and court decisions.  This opinion  represents our best legal judgment as to the  matters  addressed  herein,  but is not  binding  on the  Service  or the  courts.  Furthermore,  the legal authorities  upon which we rely are subject to change either  prospectively  or  retroactively.  Any change in such authorities or any change in the facts or representations,  or any past or future actions by the Thrivent Fund, the
Acquiring  Portfolio,  AAL Fund or the Acquired Portfolio contrary to such  representations  might adversely affect the conclusions stated herein.

                                                              Very truly yours,

                                                              /s/ Quarles & Brady LLP
                                                              QUARLES & BRADY LLP

Attachments

                                                      ANNEX A

                                ACQUIRING PORTFOLIO TAX REPRESENTATION CERTIFICATE
                                            THRIVENT SERIES FUND, INC.
                                       THRIVENT PARTNER TECHNOLOGY PORTFOLIO

         The  undersigned  officer of the Thrivent  Series Fund,  Inc.  (the  "Thrivent  Fund"),  in such  person's capacity  as an  officer  and not  individually,  on behalf  of the  Thrivent  Partner  Technology  Portfolio  (the
"Acquiring   Portfolio"),   a  series  of  the  Thrivent  Fund,   hereby  makes  the  following   declarations  and
representations  to (i) the AAL Variable  Product  Series Fund,  Inc. (the "AAL Fund") on behalf of the  Technology
Stock Portfolio (the Acquired  Portfolio"),  a series of the AAL Fund, pursuant to Section 6.3 of the Agreement and
Plan of  Reorganization  dated as of  November  12,  2003 and  executed  by the AAL Fund on behalf of the  Acquired
Portfolio  and by the Thrivent  Fund on behalf of the Acquiring  Portfolio  (the "Plan"),  and (ii) Quarles & Brady
LLP, who will rely thereon for purposes of rendering  the tax opinion  ("Tax  Opinion")  pursuant to Section 8.5 of the Plan:

         1.       I certify to you that I am an officer  of the  Thrivent  Fund.  I am  familiar  with the Plan and the  Registration  Statement on Form N-14 filed by the Thrivent Fund on January 16, 2004,  with the  Securities and
Exchange  Commission ("Form N-14"). I have personal  knowledge of the matters covered by the  representations  made herein and am authorized to make these representations on behalf of the Thrivent Fund.

         2.       I certify that the Plan will be  implemented  as described in the Form N-14,  and as set forth in the Plan.

         3.       I am familiar with the business and affairs of the  Acquiring  Portfolio and have examined and am familiar with the  representations  set forth below,  and have made such  investigations  of factual matters as are reasonably necessary for purposes of making the declarations and representations herein.

         4.       I understand  that the  following  representations  Form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such opinion.

         5.       The Thrivent Fund is a  diversified,  open-end  management  investment  company and registered as such with the Securities and Exchange  Commission  under the Investment  Company Act of 1940, as amended (the "1940
Act").

         6.       On and after the  closing  date of the  reorganization  pursuant  to the Plan  ("Reorganization")
each series of the Thrivent Fund  (including  the Acquiring  Portfolio)  will be a segregated  portfolio of assets, the  beneficial  interests  in which are owned by the  holders of a class or series of voting  common  stock of the
Thrivent Fund that is preferred over all other classes or series in respect to such portfolio of assets.

         7.       On and after the closing date of the  Reorganization,  the Acquiring  Portfolio will continue its election  previously  made by the Acquired  Portfolio to be taxed as a regulated  investment  company as defined in
Section  851 and 855 of the  Internal  Revenue  Code of 1986,  as amended  (the  "Code"),  for the  current and all subsequent  taxable  years,  and intends to continue to qualify for the special tax  treatment  afforded  regulated investment companies under Sections 851 through 855 of the Code.

         8.       The  Reorganization  is  motivated,  in whole  or in  substantial  part,  by  corporate  business purposes.

         9.       At the time of the  Reorganization,  the Acquiring  Portfolio will not have had any assets (other than assets  required to meet the  requirements  of Section 14(a) of the 1940 Act) or investment  operations at any time prior to the Reorganization.

         10.      The  transfer  of  assets  from  the  Acquired  Portfolio  to the  Acquiring  Portfolio  and  the
assumption by the Acquiring  Portfolio of the liabilities of the Acquired Portfolio will occur  simultaneously with the Reorganization.

         11.      The fair  market  value of the  shares  of the  Acquiring  Portfolio  received  by each  Acquired
Portfolio  shareholder will be equal to the fair market value of the shares of the Acquired  Portfolio  surrendered in the exchange.

         12.      Immediately  following the  Reorganization,  the Acquired Portfolio  shareholders will own all of the outstanding  shares of the Acquiring  Portfolio and will own such shares solely by reason of their ownership of shares of the Acquired Portfolio immediately prior to the Reorganization.

         13.      The  Acquiring  Portfolio  has no plan or intention  to sell or  otherwise  dispose of any of the assets of the  Acquired  Portfolio  to be  acquired  in the  Reorganization,  except  for  disposition  made in the ordinary course of business.

         14.      The  Acquiring  Portfolio  has no plan or  intention  for the  Acquiring  Portfolio or any person related (as defined in Treasury Regulation,  Section 1.368-1(e)(3)) to the Acquiring Portfolio,  to acquire, during the  five-year  period  beginning  on the  effective  date of the  Reorganization,  with  consideration  other than
Acquiring  Portfolio shares of common stock,  Acquiring  Portfolio shares of common stock furnished in exchange for a proprietary  interest in the Acquired Portfolio in the Reorganization,  either directly or through a transaction, agreement or arrangement with any other person,  other than redemptions by the Acquiring  Portfolio in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the 1940 Act.

         15.      During the  five-year  period  ending on the  effective  date of the  Reorganization  neither the
Acquiring  Portfolio  nor any person  related  (as  defined in  Treasury  Regulation  Section  1.368(e)(3))  to the
Acquiring  Portfolio  will have  acquired  Acquired  Portfolio  shares  with  consideration  other  than  Acquiring
Portfolio shares.

         16.      Following the  Reorganization,  the Acquiring  Portfolio  will continue the historic  business of the  Acquired  Portfolio.  The  Acquiring  Portfolio  will  have the same  investment  objectives  as the  Acquired
Portfolio.

         17.      The  Acquiring  Portfolio has no plan or intention to issue  additional  shares other than in the ordinary course of its business as a regulated investment company.

         18.      The shareholders of the Acquiring  Portfolio will each pay their own expenses,  if any,  incurred in connection with the Reorganization.

         19.      Thrivent  Financial for Lutherans,  the investment advisor to the Acquiring  Portfolio,  will pay the expenses of the Acquiring Portfolio incurred in connection with the Reorganization.

         20.      No  consideration  other than shares of the  Acquiring  Portfolio  will be issued in exchange for shares of the Acquired Portfolio in connection with the Reorganization.

         21.      Neither  the  Thrivent  Fund  nor  any  mutual  fund  series  thereof  (including  the  Acquiring
Portfolio)  is under the  jurisdiction  of a court in a Title 11 or  similar  case  within  the  meaning of Section
368(a)(3)(A) of the Code.

         22.      There  is no  intercorporate  indebtedness  existing  between  the  Acquired  Portfolio  and  the
Acquiring Portfolio that was issued, acquired, or will be settled at a discount.

         23.      Immediately  following  consummation of the Reorganization,  the Acquiring Portfolio will possess the  same  assets  and  liabilities  as  those  possessed  by  the  Acquired  Portfolio  immediately  prior  to the
consummation  of  the  Reorganization   except  for  distributions  and  redemptions,   immediately  prior  to  the
consummation  of the  Reorganization,  by the  Acquired  Portfolio  in the  ordinary  course of its  business as an open-end investment company pursuant to Section 22(e) of the 1940 Act or as required by Section 852 of the Code.

Dated: April 30, 2004

                                                              THRIVENT SERIES FUND, INC.
                                                              On Behalf Of
                                                              Thrivent Partner Technology Portfolio

                                                              By:  /s/ Charles D. Gariboldi
                                                              Its: Treasurer

                                                      ANNEX B

                                 ACQUIRED PORTFOLIO TAX REPRESENTATION CERTIFICATE
                                      AAL VARIABLE PRODUCT SERIES FUND, INC.
                                            TECHNOLOGY STOCK PORTFOLIO

         The undersigned  officer of the AAL Variable Product Series Fund, Inc. (the "AAL Fund"),  in such person's capacity as an officer and not individually,  on behalf of the Technology Stock Portfolio  ("Acquired  Portfolio"),
a series of the AAL Fund, hereby makes the following  declarations and  representations  to (i) the Thrivent Series
Fund,  Inc.  (the  "Thrivent  Fund")  on  behalf of the  Thrivent  Partner  Technology  Portfolio  (the  "Acquiring
Portfolio"),  a series of the Thrivent  Fund,  pursuant to Section 7.5 of the Agreement and Plan of  Reorganization
dated as of November 12, 2003,  and executed by Thrivent Fund on behalf of the Acquiring  Portfolio and by AAL Fund on behalf of the  Acquired  Portfolio  (the  "Plan"),  and (ii)  Quarles & Brady  LLP,  who will rely  thereon  for purposes of rendering the tax opinion ("Tax Opinion") pursuant to Section 8.5 of the Plan:

         1.       I certify  to you that I am an  officer  of the AAL  Fund.  I am  familiar  with the Plan and the
Registration  Statement Form N-14 filed by the Thrivent Fund on January 16, 2004,  with the Securities and Exchange
Commission  ("Form N-14").  I have personal  knowledge of the matters  covered by the  representations  made herein and am authorized to make these representations on behalf of the AAL Fund.

         2.       I certify that the Plan will be  implemented  as described in the Form N-14,  and as set forth in the Plan.

         3.       I am familiar  with the business and affairs of the Acquired  Portfolio  and have examined and am familiar with the  representations  set forth below,  and have made such  investigations  of factual matters as are reasonably necessary for purposes of making the declarations and representations herein.

         4.       I understand  that the  following  representations  Form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such opinion.

         5.       The AAL Fund is a  diversified,  open-end  management  investment  company and registered as such with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

         6.       Each series of the AAL Fund  (including  the Acquired  Portfolio)  is a  segregated  portfolio of assets,  the beneficial  interests in which are owned by the holders of a class or series of voting common stock of the AAL Fund that is preferred over all other classes or series in respect to such portfolio of assets.

         7.       Each share of the Acquired Portfolio  represents an equal proportionate  interest in the Acquired
Portfolio  and upon  liquidation,  each  shareholder  is  entitled  to a pro rata  share of the net  assets  of the
Acquired Portfolio available for distribution to shareholders.

         8.       The  Acquired  Portfolio  has been  eligible  to elect and has elected to be taxed as a regulated investment  company as defined in Sections  851 through 855 of the Internal  Revenue Code of 1986,  as amended (the
"Code"),  and for all of its taxable  periods  has  qualified  and will  qualify  through  the closing  date of the reorganization  under the Plan (the  "Reorganization")  for the special tax treatment afforded regulated investment companies under Section 851 through 855 of the Code.

         9.       The  Reorganization  is  motivated,  in whole  or in  substantial  part,  by  corporate  business purposes.

         10.      The  transfer  of  assets  from  the  Acquired  Portfolio  to the  Acquiring  Portfolio  and  the
assumption by the Acquiring  Portfolio of the liabilities of the Acquired Portfolio will occur  simultaneously with the Reorganization.

         11.      The Acquired  Portfolio  will not issue  additional  shares  following  the  Reorganization.  The
Acquired  Portfolio  will  distribute  to its  shareholders  the  Acquiring  Portfolio  shares it  receives  in the
Reorganization and liquidate pursuant to the Plan.

         12.      The fair market value of the shares of the  Acquiring  Portfolio to be received by each  Acquired
Portfolio  shareholder will be equal to the fair market value of the shares of the Acquired  Portfolio  surrendered in the exchange.

         13.      No  consideration  other than shares of common stock of the Acquiring  Portfolio will be received in exchange for Acquired Portfolio shares in the Reorganization.

         14.      Immediately  following the  Reorganization,  the Acquired Portfolio  shareholders will own all of the outstanding  shares of the Acquiring  Portfolio and will own such shares solely by reason of their ownership of shares of the Acquired Portfolio immediately prior to the Reorganization.

         15.      Immediately  following  consummation of the Reorganization,  the Acquiring Portfolio will possess the  same  assets  and  liabilities  as  those  possessed  by  the  Acquired  Portfolio  immediately  prior  to the
consummation  of  the  Reorganization   except  for  distributions  and  redemptions,   immediately  prior  to  the
consummation  of the  Reorganization,  by the  Acquired  Portfolio  in the  ordinary  course of its business as and open-end investment company pursuant to Section 22(e) of the 1940 Act or as required by Section 852 of the Code.

         16.      The fair market value of the Acquired  Portfolio  assets that are  transferred  to the  Acquiring
Portfolio  will equal or exceed the sum of the  liabilities  assumed by the Acquiring  Portfolio plus the amount of liabilities, if any, to which the transferred assets are subject.

         17.      There is no plan or intention  by the  Acquired  Portfolio  shareholders  to cause the  Acquiring
Portfolio to redeem a number of the Acquiring  Portfolio  shares received in the  Reorganization  that would reduce the  ownership by the  shareholders  of the Acquired  Portfolio of the  Acquiring  Portfolio  shares to a number of shares having a value,  as of the  effective  date of the  Reorganization  of less than 50% of the value of all the formerly outstanding shares of the Acquired Portfolio as of the same date.

         18.      The  liabilities  of the Acquired  Portfolio  to be assumed by the  Acquiring  Portfolio  and the liabilities  to which the  transferred  assets of the Acquired  Portfolio are subject were incurred by the Acquired
Portfolio in the ordinary course of business.

         19.      The  shareholders of the Acquired  Portfolio will each pay their own expenses,  if any,  incurred in connection with the Reorganization.

         20.      Thrivent  Financial for Lutherans,  the investment  adviser to the Acquired  Portfolio,  will pay the expenses of the Acquired Portfolio incurred in connection with the Reorganization.

         21.      The  Acquired  Portfolio  presently  has and, at the time of the  Reorganization,  will have,  no outstanding  warrants,  options,  convertible  securities,  or any other type of right pursuant to which any person could acquire shares of beneficial interest in the Acquired Portfolio.

         22.      Neither AAL Fund nor any mutual fund series thereof  (including the Acquired  Portfolio) is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         23.      There  is no  intercorporate  indebtedness  existing  between  the  Acquired  Portfolio  and  the
Acquiring Portfolio that was issued, acquired, or will be settled at a discount.

         24.      All of the shares of common  stock of the Acquired  Portfolio  (which is the only class or series of stock of the Acquired  Portfolio)  are owned and held of record by Thrivent  Financial for  Lutherans,  Thrivent
Financial for  Lutherans-AAL  Variable  Annuity Account I, Thrivent  Financial for Lutherans - AAL Variable Annuity
Account II,  Thrivent  Financial  for  Lutherans - Thrivent  Variable  Annuity  Account I,  Thrivent  Financial for
Lutherans - LB Variable  Annuity  Account I, Thrivent  Financial for Lutherans - Thrivent  Variable Life Account I,
Thrivent  Life  Insurance  Company - LBVIP  Variable  Annuity  Account I and  Thrivent  Financial  for  Lutherans -
Thrivent 401(k) Account.

Dated: April 30, 2004

                                                              AAL VARIABLE PRODUCT SERIES FUND, INC.
                                                              On Behalf Of
                                                              Technology Stock Portfolio

                                                              By:  /s/ Charles D. Gariboldi
                                                              Its: Treasurer